Exhibit 99.B(n)(1)(i)

AMENDED SCHEDULE A

to the

THIRD AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

ING FUNDS TRUST

Classes of Shares
Funds	A	B	C	I	M	O	Q	R
ING Classic Money Market Fund	Ö	Ö	Ö	N/A	N/A	N/A	N/A	N/A
ING GNMA Income Fund	Ö	Ö	Ö	Ö	Ö	N/A	Ö	N/A
ING High Yield Bond Fund	Ö	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Institutional Prime Money Market Fund	No class designation
ING Intermediate Bond Fund	Ö	Ö	Ö	Ö	N/A	Ö	N/A	Ö
ING National Tax-Exempt Bond Fund	Ö	Ö	Ö	N/A	N/A	N/A	N/A	N/A

AMENDED SCHEDULE B

to the

AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

ING FUNDS TRUST

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a percentage of average net assets)

Funds	A	B	C	I	M	O	Q	R
ING Classic Money Market Fund	0.75	1.00	1.00	N/A	N/A	N/A	N/A	N/A
ING GNMA Income Fund	0.25	1.00	1.00	N/A	0.75	N/A	0.25	N/A
ING High Yield Bond Fund	0.25	1.00	1.00	N/A	N/A	N/A	N/A	N/A
ING Institutional Prime Money Market Fund	No class designation
ING Intermediate Bond Fund	0.25	1.00	1.00	N/A	N/A	0.25	N/A	0.50
ING National Tax-Exempt Bond Fund	0.25	1.00	1.00	N/A	N/A	N/A	N/A	N/A